Exhibit 10.1

AMENDMENT NO. 1

TO

INVENTERGY GLOBAL, INC.

2014 STOCK PLAN

This Amendment No. 1 to Inventergy Global, Inc. 2014 Stock Plan, as amended (the Inventergy Global, Inc. 2014 Stock Plan, the “Plan” and this Amendment No. 1, the “Amendment”), is made effective as of August 13, 2014 by Inventergy Global, Inc. (the “Company”).

WITNESSETH:

WHEREAS, in connection with that certain merger (the “Merger”) of Inventergy, Inc. with and into Inventergy Merger Sub, Inc., a wholly owned subsidiary of the Company, the stockholders of the Company approved the adoption and assumption of the Plan as the equity incentive plan of the Company;

WHEREAS, upon the consummation of the Merger, the Plan was renamed the “Inventergy Global, Inc. 2014 Stock Plan”;

WHEREAS, the Board of Directors of the Company (the “Board”) deems it advisable and in the best interest of the Corporation to amend the Plan pursuant to this Amendment No. 1 to clarify the definition of “Fair Market Value” in the Plan to reflect the fact that the Corporation’s common stock is listed on the Nasdaq Capital Market; and

WHEREAS, the Board has determined that such clarification is an immaterial amendment to the Plan that does not require shareholder approval pursuant to Section 10(d) of the Plan.

NOW, THEREFORE, the Plan is amended as follows:

Section 11(l) of the Plan is hereby amended to read in its entirety as follows:

“(l) “Fair Market Value” means, unless otherwise provided by the Board of Directors or the Committee in accordance with all applicable laws, rules regulations and standards, the closing price of publicly traded shares of Stock on the principal securities exchange on which shares of the Stock are listed (if the shares of Stock are so listed), or on a national securities exchange (if such shares of Stock are regularly quoted on such national securities exchange), or, if not so listed or regularly quoted, the mean between the closing bid and asked prices of publicly traded shares of Stock in the over-the-counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company, or as determined by the Committee in a manner consistent with the provisions of the Code. Anything in this Section 5(a) to the contrary notwithstanding, in no event shall the purchase price of a share of Stock be less than the minimum price permitted under the rules and policies of any national securities exchange on which the shares of Stock are listed.”

All other terms and provisions of the Plan shall remain unchanged and in full force and effect as written.

IN WITNESS WHEREOF, this Amendment No. 1 to the Plan is made effective this 13th day of August, 2014.

INVENTERGY GLOBAL, INC.

By:	/s/ Joseph W. Beyers
Name:	Joseph W. Beyers
Title:	Chief Executive Officer